UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2023

SOUTHLAND HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41090	87-1783910
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1100 Kubota Drive

Grapevine, TX 76051

(Address of Principal Executive Offices) (Zip Code)

(817) 293-4263

(Registrant’s Telephone Number, Including Area Code)

LEGATO MERGER CORP. II

777 Third Avenue, 37th Floor

New York, NY 10017

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SLND	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	SLNDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on May 25, 2022, Southland Holdings, Inc. (the “Company”, known prior to the Closing Date (as defined below) as Legato Merger Corp. II (“Legato II”)) entered into an Agreement and Plan of Merger, dated as of May 25, 2022 (the “Merger Agreement”), by and among the Company, Southland Holdings LLC, a Texas limited liability company (“Southland”), and Legato Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Legato II (“Merger Sub”).

On February 14, 2023 (the “Closing Date”), as contemplated by the Merger Agreement, Merger Sub merged with and into Southland, with Southland surviving as a wholly-owned subsidiary of the Company, and with the securityholders of Southland becoming securityholders of the Company (the “Merger”). The Merger and other transactions contemplated by the Merger Agreement are referred to collectively herein as the “Business Combination”, and the consummation of the Business Combination on the Closing Date is referred to herein as the “Closing”.

At Closing, the Company issued 33,793,111 shares of common stock (“Common Stock”) to the former members of Southland (“Southland Members”) in exchange for their membership interests in Southland (“Southland Membership Interests”) (such shares of Common Stock, the “Merger Consideration Common Shares”). After giving effect to such issuance, and the redemption of an aggregate of 25,296,280 shares of Legato II Common Stock in accordance with the terms of Legato II’s amended and restated certificate of incorporation (such certificate of incorporation the “Prior Charter”, such redemptions the “SPAC Redemptions”), but without giving effect to the issuance of shares of Common Stock which may be issued by the Company pursuant to the earnout conditions set forth in the Merger Agreement, the Southland Members own approximately 77.8% of the outstanding shares of Common Stock of the Company.

The description of the Merger Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by the text of the Merger Agreement, which was filed as Exhibit 2.1 to Legato II’s Current Report on Form 8-K filed on May 25, 2022 and is incorporated by reference herein.

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Amended and Restated Registration Rights Agreement

In connection with the Business Combination, on the Closing Date, that certain Registration Rights Agreement, dated November 22, 2021, was amended and restated and the Company, certain Southland Members, the Company’s stockholders prior to its initial public offering (the “Initial Stockholders”), including each of Legato II’s officers and directors, and EarlyBirdCapital, Inc. (“EBC”) entered into the Amended and Restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”). Pursuant to the Amended and Restated Registration Rights Agreement, among other things, the Company will, within 45 days after the Closing Date, file a registration statement on Form S-1 to register for resale under the Securities Act the shares of Common Stock issued or issuable in connection with the Merger, the shares of Common Stock held by the Initial Stockholders or issuable upon the exercise of the Company’s warrants, each whole warrant to purchase one share of Common Stock for $11.50 per share (the “Warrants”), held by the Initial Stockholders (or their transferees) as of immediately after the Closing Date, and the shares of Common Stock and units issued to EBC (and its designees) in connection with the Company’s initial public offering. The material terms of the Amended and Restated Registration Rights Agreement are described in the definitive proxy statement/prospectus for the Business Combination, filed by Legato II on February 1, 2023 (the “Proxy Statement/Prospectus”) in the section entitled “Proposal No. 1 — The Business Combination Proposal — The Merger Agreement — Related Agreements”.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by the full text of the Amended and Restated Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Incentive Plan

On May 24, 2022, Legato II’s board of directors approved the Company 2022 Equity Incentive Plan (the “Incentive Plan”). On February 14, 2023, the Company’s stockholders approved the Incentive Plan at the Company’s annual meeting of stockholders (the “Meeting”), and on February 14, 2023, the newly constituted board of directors of the Company ratified the Incentive Plan. The purpose of the Incentive Plan is to advance the interests of the Company and its stockholders by providing an incentive program that will enable the Company to attract, retain and award employees, consultants and directors and to provide them with an equity interest in the growth and profitability of the Company. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and other awards. No awards were granted under the Incentive Plan prior to its approval by the stockholders of the Company. All awards under the Incentive Plan will be granted at the discretion of the board of directors of the Company.

The foregoing description is not complete and is qualified in its entirety by reference to the complete text of the Incentive Plan, a copy of which is attached hereto as Exhibit 10.3, and the text of the forms of award agreements, copies of which are attached hereto as Exhibits 10.3.1 through 10.3.5, which are incorporated herein by reference.

Executive Employment Agreements

On the Closing Date, each of Messrs. Frankie “Frank” S. Renda, Walter Timothy “Tim” Winn, Rudolph “Rudy” V. Renda, and Cody Gallarda entered into employment agreements with the Company (the “New Employment Agreements”). The New Employment Agreements generally provide for at-will employment and each executive’s annual base salary, eligibility to receive an annual cash performance bonus, eligibility to receive equity grants pursuant to the Company’s equity plans and eligibility to participate in the Company’s benefit plans.

The annual base salary of each executive, and such executive’s annual cash performance bonus, are expected to be reviewed annually by the Company. Mr. Frank Renda’s New Employment Agreement provides for an initial annual base salary of $650,000. Mr. Winn’s New Employment Agreement provides for an initial annual base salary of $500,000. Mr. Rudy Renda’s New Employment Agreement provides for an initial annual base salary of $500,000. Mr. Gallarda’s New Employment Agreement provides for an initial annual base salary of $400,000. Each executive’s New Employment Agreement provides for an annual cash performance bonus that is targeted, but not guaranteed, to be between 80% and 200% of such executive’s annual base salary for that particular year.

The New Employment Agreements also restrict Messrs. Frank Renda, Tim Winn, and Rudy Renda’s ability to sell more than a certain percentage of his total, aggregate equity holdings in the Company or any of the Company’s affiliates during any calendar year. Each executive officer is subject to certain restrictive covenants, including but not limited to confidentiality, non-disclosure and non-solicitation covenants under his New Employment Agreement.

Further, the New Employment Agreements provide for the following payments upon termination of an executive’s employment, including in connection with a change in control:

●	Termination by the Company for Cause or Termination by Executive Without Good Reason. If the Company terminates an executive’s employment for cause or an executive terminates his employment without good reason, the Company will pay to the executive his base salary due through the date of termination and all accrued benefits, if any, to which the executive is entitled as of the date of termination, at the time such payments are due, and the executive’s rights with respect to equity or equity-related awards will be governed by the applicable terms of the related plan and/or separate award agreement.

●	Termination by the Company without Cause or Termination by Executive with Good Reason. If the Company terminates an executive’s employment other than for cause or disability or if an executive terminates his employment with good reason: (i) the Company will pay the executive (A) the executive’s base salary due through the date of termination, (B) a pro rata bonus at the time other employees receive annual bonuses for the calendar year in which the date of termination occurs and in all events by March 15 of the calendar year following the year in which such termination occurs, (C) all accrued benefits, if any, to which the executive is entitled as of the date of termination, in each case at the time such payments are due, (D) a cash lump sum in an amount equal to one (1) times the sum of the executive’s base salary and target annual bonus for the year of termination, payable in a lump sum on the 60th day following the date of termination (ii) all outstanding equity awards held by the executive immediately prior to his termination will immediately vest (with outstanding options remaining exercisable for the length of their remaining term), and (iii) the executive and his covered dependents will be entitled to continued participation in benefit plans on the same terms and conditions as applicable immediately prior to his date of termination for 18 months; provided that if such continued coverage is not permitted under the terms of such benefit plans, the Company will pay the executive an additional, lump sum amount that, on an after-tax basis, is equal to the cost of comparable coverage obtained by the executive, and (E) a cash, lump sum in an amount equal to any unpaid portion of the signing bonus and the deferred compensation, if any, payable in a lump sum on the 60th day following the date of termination.

●	Termination Upon a Change in Control. If there is (i) a termination of an executive’s employment by the Company without cause (and not as a result of death or disability) or a resignation by an executive with good reason during the two-year period following a change in control or (ii) a termination of an executive’s employment by the Company without cause (and not as a result of death or disability) within six (6) months prior to a change in control, if the termination was at the request of a third party or otherwise arose in anticipation of the change in control, the executive will receive the payments and benefits set forth in Termination by the Company without Cause or Termination by Executive with Good Reason, except that in lieu of the lump-sum payment under subsection (i)(D) thereof, the executive will receive a cash payment in an amount equal to two (2) times the sum of his base salary and target annual bonus for the year of termination (without taking into account any reductions which would constitute good reason), payable in a lump sum on the 60th day following the date of termination.

The foregoing description of the New Employment Agreements is not complete and is qualified in its entirety by reference to the complete text of each of the New Employment Agreements, copies of which are attached hereto and filed as Exhibits 10.6.1 through 10.6.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Indemnification Agreements

In connection with the consummation of the Merger, the Company entered into indemnification agreements (the “Indemnification Agreements”) with each of its directors and executive officers. Subject to certain exceptions, the Indemnification Agreements provide that the Company will indemnify each of its directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of the Company’s directors or officers or any other company or enterprise to which the person provides services at the Company’s request.

The foregoing description of the Indemnification Agreements is a summary only and is qualified in its entirety by reference to the form of Indemnification Agreement, a copy of which is attached as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference.

Merger Consideration Notes

At Closing, in addition to the Merger Consideration Common Shares and in lieu of the Cash Consideration (as defined in the Merger Agreement), the Company issued unsecured promissory notes (the “Merger Consideration Notes”) to the Southland Members in exchange for the Southland Membership Interests. The Merger Consideration Notes are for the aggregate principal amount of $50,000,000, with each Southland Member’s Merger Consideration Note being for a principal amount equal to (a) $50,000,000 multiplied by (b) such Southland Member’s percentage of all Southland Membership Interests issued and outstanding immediately prior to the effective time on the Closing Date. The Merger Consideration Notes bear interest at a rate of seven percent per annum. There are no installment payments of principal or accrued interest due under the Merger Consideration Notes prior to maturity, and the unpaid principal thereunder, together with outstanding accrued interest, shall become due and payable on February 14, 2028.

The foregoing description of the Merger Consideration Notes is a summary only and is qualified in its entirety by reference to the form of Merger Consideration Note, a copy of which is attached as Exhibit 10.9 to this Current Report on Form 8-K and is incorporated herein by reference.

Letter Agreement

On the Closing Date, certain stockholders of Legato II (the “Legato Insiders”) entered into a letter agreement (the “Letter Agreement) with certain members of Southland (the “Recipients”). Pursuant to the Letter Agreement, the Legato Insiders agreed that, upon consummation of the transactions contemplated by the Merger Agreement (the “Transactions”), they would transfer to the Recipients an aggregate of 765,544 shares of Common Stock. In consideration of the foregoing, the Recipients agreed, in both their capacities as members of Southland and as officers and/or managers of Southland, to use their best efforts to cause Southland to close the Transactions.

The foregoing description of the Letter Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Letter Agreement, a copy of which is attached as Exhibit 10.10 to this Current Report on Form 8-K and is incorporated herein by reference.

Underwriter Notes

As previously disclosed, the Company was obligated to pay an aggregate of $9,660,000 in deferred underwriting commissions (the “Commissions”) to EBC, D.A. Davidson & Co. (“D.A. Davidson”), Thompson Davis & Co., Inc. (“Thompson Davis”) and Crag-Hallum Capital Group LLC (“Crag-Hallum” and together with EBC, D.A. Davidson and Thompson Davis, the “Underwriters”) upon the consummation of the Transactions. On the Closing Date, the Company paid the Commissions to the Underwriters via a combination of cash and promissory notes issued in favor of the Underwriters (the “Underwriter Notes”). The Underwriter Notes are for the aggregate principal amount of $4,831,100, with (a) EBC’s Underwriter Note being for a principal amount of $3,311,100, (b) D.A. Davidson’s Underwriter Note being for a principal amount of $500,000, (c) Thompson Davis’s Note being for a principal amount of $500,000 and (d) Crag-Hallum’s Underwriter Note being for a principal amount of $500,000. The Underwriter Notes bear interest at a rate of eight percent per annum. There are no installment payments of principal or accrued interest due under the Underwriter Notes prior to maturity, and the unpaid principal thereunder, together with outstanding accrued interest, shall become due and payable on February 14, 2024; provided, however, that the Company agreed to make mandatory prepayments on the Underwriter Notes from to time to time in amounts equal to fifteen percent of the gross proceeds received by the Company from any equity lines, forward purchase agreements or other equity financing consummated by the Company prior to the maturity date.

The foregoing description of the Underwriter Notes is a summary only and is qualified in its entirety by reference to the form of Underwriter Note, a copy of which is attached as Exhibit 10.11 to this Current Report on Form 8-K and is incorporated herein by reference.

Non Redemption Agreements

On February 13, 2023, the Legato Insiders entered into agreements (“Non-Redemption Agreements”) with several unaffiliated third parties in exchange for them agreeing not to redeem certain shares of Legato II’s common stock at the Meeting to approve the Transactions. In exchange for the foregoing commitment not to redeem such shares, the Legato Insiders transferred an aggregate of 102,532 shares of Legato II Common Stock held by the Legato Insiders. The foregoing description of the Non-Redemption Agreements is a summary only and is qualified in its entirety by reference to the form of Non-Redemption Agreement, a copy of which is attached as Exhibit 10.12 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

On the Closing Date, in connection with the consummation of the Merger, that certain Administrative Services Agreement, dated as of November 22, 2021, between Legato II and Crescendo Advisors II, LLC, an affiliate of certain officers and directors of Legato II, pursuant to which such entity provided office space, utilities, and secretarial and administrative support to Legato II for a fee of $15,000 per month, terminated in accordance with its terms.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the Introductory Note of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

The Business Combination was approved by Legato II’s stockholders at the Meeting on February 14, 2023. In connection with the Meeting, holders of 25,296,280 shares of Common Stock exercised their redemption rights and such shares were redeemed at a per share price of approximately $10.30.

In connection with the consummation of the Business Combination, each outstanding share of Legato II Common Stock and each outstanding warrant of Legato II continued in existence as shares of Common Stock and warrants of the Company (“Warrants”).

As of the Closing Date and following the completion of the Business Combination and the SPAC Redemptions, the Company had the following outstanding registered securities:

●	44,407,831 shares of Common Stock; and

●	14,385,500 Warrants, including 13,800,000 Warrants contained in the units sold in Legato II’s initial public offering (such Warrants the “Public Warrants”, such units the “Public Units”) and 585,500 Warrants contained in the units sold in the private placement consummated concurrently and in connection with the initial public offering (such Warrants the “Private Placement Warrants”, such units the “Private Placement Units” and collectively with the Public Units the “Units”), each exercisable for one share of Common Stock exercisable at a price of $11.50 per share.

FORM 10 INFORMATION

Prior to the Closing, Legato II was a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with no operations, formed as a vehicle to effect a business combination with one or more businesses or entities. After the Closing, the Company became a holding company with Southland as its wholly-owned subsidiary and whose only assets consist of equity interests in Southland.

Cautionary Note Regarding Forward-Looking Statements

This document and the information incorporated by reference herein include “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact included in or incorporated by reference in this Current Report on Form 8-K, regarding the Company’s future financial performance, as well as the Company’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this Current Report on Form 8-K, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, incident to its business.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the Company’s ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitability following the Closing;

●	the ability to obtain and/or maintain the listing of the Company’s Common Stock and Public Warrants on Nasdaq following the Closing;

●	the business, operations and financial performance of the Company following the Business Combination;

●	expansion plans and opportunities, including future acquisitions or additional business combinations;

●	the Company’s success in retaining or recruiting, or changes required in, its officers, key employees or directors following the Closing;

●	risks related to disruption of management’s time from ongoing business operations due to the Business Combination;

●	litigation, complaints, product liability claims and/or adverse publicity;

●	the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability;

●	privacy and data protection laws, privacy or data breaches, or the loss of data;

●	the impact of the COVID-19 pandemic and its effect on business and financial conditions of the Company; and

●	other risks and uncertainties set forth in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 28 of the Proxy Statement/Prospectus.

Business and Properties

The information set forth in the section of the Proxy Statement/Prospectus entitled “Information About Southland” beginning on page 137, and in the section of the Proxy Statement/Prospectus entitled “Information About Legato II” beginning on page 122 is incorporated herein by reference.

Risk Factors

The risks associated with Southland’s business and operations are described in the Proxy Statement/Prospectus in the section entitled “Risk Factors” beginning on page 28, which is incorporated herein by reference.

Financial Information

Unaudited Condensed Consolidated Financial Statements

The following historical financial statements of Legato II and the related notes beginning on page F-2 of the Proxy Statement/Prospectus are incorporated herein by reference: (i) unaudited financial statements as of September 30, 2022 and for the three and nine month periods then ended and (ii) audited financial statements as of December 31, 2021 and for the period from July 14, 2021 (inception) through December 31, 2021.

The following historical financial statements of Southland and the related notes beginning on page F-38 of the Proxy Statement/Prospectus are incorporated herein by reference: (i) audited consolidated statements of operations, income equity and cash flows respectively for the years ended December 31, 2021, 2020 and 2019, (ii) audited consolidated balance sheets data as of December 31, 2021 and 2020, (iii) unaudited consolidated statements of operations, income equity and cash flows respectively for the three and nine months ended September 30, 2022, and (iv) unaudited consolidated balance sheet data as of September 30, 2022.

Selected Historical Financial and Other Information

The selected historical financial information set forth in the section of the Proxy Statement/Prospectus entitled “Unaudited Historical Comparative and Pro Forma Combined Per Share Information” beginning on page 25 is incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial Information

The information set forth in Exhibit 99.1 to this Current Report on Form 8-K is incorporated by reference herein.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Managements’ discussion and analysis of the financial condition and results of operation prior to the Merger is included in the Proxy Statement/Prospectus in the sections entitled “Legato II’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 133 and “Southland’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 145, which are incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us regarding the beneficial ownership of Company Common Stock immediately following the consummation of the Business Combination by:

●	each person who is the beneficial owner of more than 5% of issued and outstanding Company Common Stock;

●	each of our current executive officers and directors; and

●	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and Warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of Company Common Stock is based on 44,407,831 shares of Common Stock issued and outstanding immediately following the consummation of the Business Combination.

Name and Address of Beneficial Owner(1)	Number of shares of Common Stock	%
Gregory Monahan(2)	609,674	1.4
Brian Pratt(3)	2,480,822	5.6
Frank S. Renda(4)	22,117,537	49.8
Tim Winn(5)	6,220,558	14.0
Rudy V. Renda(6)	6,220,560	14.0
Cody Gallarda	-	*
Mario Ramirez	-	*
Izzy Martins	-	*
Kyle Burtnett	-	*
All Directors and Executive Officers of the Company as a Group (9 Individuals)	37,678,891	84.8

Five Percent Holders
Frank S. Renda(4)	22,117,537	49.8
Tim Winn(5)	6,220,558	14.0
Rudy V. Renda(6)	6,220,560	14.0
Frank Renda 2015 Irrevocable Trust	5,571,932	12.5

*	Less than one percent.

(1)	Unless otherwise noted, the business address of each person is c/o Southland Holdings, Inc., 1100 Kubota Drive, Grapevine, Texas 76051.

(2)	Represents (i) 609,674 shares and (ii) 2,500 shares issuable upon exercise of warrants exercisable within 60 days held directly by Mr. Monahan.

(3)	Represents (i) 121,386 shares held directly by Mr. Pratt, (ii) 1,750,000 shares and 125,000 shares issuable upon exercise of warrants exercisable within 60 days held by Pratt Capital I, LP, with which Mr. Pratt is affiliated, and (iii) 484,436 shares held by Pratt Capital LLC, with which Mr. Pratt is affiliated. With respect to the shares referenced in (ii)-(iii) in this footnote. Mr. Pratt disclaims beneficial ownership of such shares except to the extent of his ultimate pecuniary interest therein.

(4)	Represents (i) 10,462,844 shares held directly by Mr. Renda; (ii) 5,571,932 shares held by the Frank Renda 2015 Irrevocable Trust; (iii) 2,006,635 shares held by the Dominic Vincent Renda Trust; (iv) 2,006,635 shares held by the Madison Nicole Renda Trust; (v) 2,006,635 shares held by the Santino Leonidas Renda Trust; and (vi) 62,856 shares held directly by Mr. Renda’s spouse. With respect to the shares referenced in (ii)-(vi) in this footnote, Mr. Renda disclaims beneficial ownership of such shares except to the extent of his ultimate pecuniary interest therein.

(5)	Represents (i) 1,527,501 shares held directly by Mr. Winn; (ii) 1,520,690 shares held by the Walter Timothy Winn 2015 Irrevocable Trust; (iii) 1,520,690 shares held by the Debra Nicole Winn Irrevocable 2020 Trust; and (iv) 1,651,677 shares held directly by Mr. Winn’s spouse. With respect to the shares referenced in (ii)-(iv) in this footnote, Mr. Winn disclaims beneficial ownership of such shares except to the extent of his ultimate pecuniary interest therein.

(6)	Represents (i) 3,517,109 shares held directly by Mr. Renda; (ii) 1,351,725 shares held by the Rudolph V. Renda, Jr. 2015 Irrevocable Trust; (iii) 675,863 shares held by the Angelo Joseph Renda Trust; and (iv) 675,863 shares held directly by the Lola Sofia Renda Trust. With respect to the shares referenced in (ii)-(iv) in this footnote, Mr. Renda disclaims beneficial ownership of such shares except to the extent of his ultimate pecuniary interest therein.

(7)	Represents shares held by Adage Capital Partners, L.P. Adage Capital Partners has the power to dispose of and the power to vote the Common Stock beneficially owned by it, which power may be exercised by its general partner, Adage Capital Partners GP, L.L.C. (“ACPGP”). Adage Capital Advisors, L.L.C. (“ACA”), as managing member of ACPGP, directs ACPGP’s operations. Robert Atchinson and Phillip Gross are managing members of ACA. The business address of each of Adage Capital Partners, L.P., ACPGP, ACA, Mr. Atchinson and Mr. Gross is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116. Information derived from a Schedule 13G filed on December 6, 2021.

Information about Directors and Executive Officers

Name	Age	Position
Brian Pratt	70	Chairman (Class II Director)
Frankie “Frank” S. Renda	46	Class III Director; President and Chief Executive Officer
Walter Timothy “Tim” Winn	46	Class III Director; Co-Chief Operating Officer and Executive Vice President
Gregory Monahan	49	Class III Director
Izilda “Izzy” Martins	51	Class II Director
Michael “Kyle” Burtnett	46	Class I Director
Mario Ramirez	56	Class I Director
Rudolph “Rudy” V. Renda	45	Co-Chief Operating Officer and Executive Vice President – Strategy and Special Projects
Cody Gallarda	36	Chief Financial Officer, Executive Vice President and Treasurer

Information with respect to the Company’s directors appointed immediately after the Closing on the Closing Date, including biographical information regarding these individuals, is set forth in the Proxy Statement/Prospectus in the section entitled “Proposal No. 3 — The Director Election Proposal” beginning on page 106, which information is incorporated herein by reference. Information with respect to the Company’s officers appointed immediately after the Closing, including biographical information regarding these individuals, is set forth in the Proxy Statement/Prospectus in the section entitled “Management of New Southland After the Merger” beginning on page 165, which information is incorporated herein by reference.

Resignations and Appointments

In connection with the Closing, other than Mr. Pratt and Mr. Monahan, each of Legato II’s directors prior to the Closing resigned from their respective position as a director, in each case effective as of the effective time on the Closing Date.

Effective as of immediately following the Closing, the board of directors appointed Messrs. Frank Renda, Winn, Burtnett, and Ramirez and Ms. Martins to serve on the board of directors, until the expiration of such director’s initial term (as set forth below) or until their successors have been duly elected and qualified, or until their earlier death, resignation, retirement or removal. Biographies of each of Messrs. Frank Renda, Winn, Burtnett, and Ramirez and Ms. Martins are set forth in the Proxy Statement/Prospectus entitled “Proposal No. 3 — The Director Election Proposal” beginning on page 106 and are incorporated by reference herein. Additionally, the board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. Messrs. Burtnett and Ramirez are Class I directors serving until Southland’s 2024 annual meeting of stockholders; Mr. Pratt and Ms. Martins are Class II directors serving until Southland’s 2025 annual meeting of stockholders; and Messrs. Frank Renda, Winn, and Monahan are Class III directors serving until Southland’s 2026 annual meeting of stockholders, and in each case, until their successors are elected and qualified.

In connection with the Closing, each of Legato II’s and its subsidiaries’ executive officers prior to the Closing resigned from his respective position as an executive officer, in each case effective as of the effective time on the Closing Date.

Effective as of immediately following the Closing, on the Closing Date, Mr. Frank Renda was appointed to serve as the Company’s Chief Executive Officer and President, Mr. Winn was appointed to serve as the Company’s Co-Chief Operating Officer and Executive Vice President, Mr. Rudy Renda was appointed to serve as the Company’s Co-Chief Operating Officer and Executive Vice President – Strategy and Special Projects, and Mr. Gallarda was appointed to serve as the Company’s Chief Financial Officer, Executive Vice President and Treasurer.

Role of Board in Risk Oversight

One of the key functions of the board of directors of the Company is informed oversight of the Company’s risk management process. The board of directors of the Company does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the board of directors of the Company as a whole, as well as through various standing committees of the board of directors of the Company that address risks inherent in their respective areas of oversight. In particular, the board of directors of the Company is responsible for monitoring and assessing strategic risk exposure and the Company’s audit committee (the “Audit Committee”) has the responsibility to consider and discuss the Company’s major financial risk exposures and the steps management takes to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. The Company’s compensation committee (the “Compensation Committee”) also assesses and monitors whether the Company’s compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Director Independence

As a result of the Common Stock being listed on Nasdaq, the Company adheres to the listing rules of Nasdaq in affirmatively determining whether a director is independent. Nasdaq listing standards generally define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The board of directors of the Company has determined that each of the directors other than Mr. Renda and Mr. Winn qualifies as an independent director, as defined under the listing rules of Nasdaq, and that the board of directors of the Company consists of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq listing rules relating to director independence requirements.

Committees of the Board of Directors

Messrs. Monahan and Burtnett and Ms. Martins serve as members of the Audit Committee of the board of directors, with Ms. Martins serving as its chair. Messrs. Burtnett and Pratt and Ms. Martins serve as members of the Compensation Committee of the board of directors, with Mr. Burtnett serving as its chair. Messrs. Ramirez, Monahan and Pratt serve as members of the nominating and governance committee of the board of directors (the “Nominating and Governance Committee”), with Mr. Ramirez servings as its chair. Each committee operates under a charter that has been approved by our board of directors and is available on our website at www.southlandholdings.com. The committees have the composition and responsibilities described below.

Audit Committee

In connection with the Closing, Ms. Martins was appointed the chair and member of the Audit Committee, along with Mr. Monahan and Mr. Burtnett being appointed as members. The Audit Committee meets Nasdaq audit committee composition requirements. Each member of the Audit Committee is financially literate. The board of directors of the Company has determined that each of Ms. Martins, Mr. Burtnett and Mr. Monahan qualifies as an “audit committee financial expert” as defined by the SEC.

The functions of the Audit Committee include, among other things:

●	evaluating the performance, independence and qualifications of the Company’s independent auditors and determining whether to retain the Company’s existing independent auditors or engage new independent auditors;

●	reviewing the Company’s financial reporting processes and disclosure controls;

●	reviewing and approving the engagement of the Company’s independent auditors to perform audit services and any permissible non-audit services;

●	reviewing the adequacy and effectiveness of the Company’s internal control policies and procedures, including the responsibilities, budget, staffing and effectiveness of the Company’s internal audit function;

●	reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by the Company;

●	obtaining and reviewing at least annually a report by the Company’s independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;

●	monitoring the rotation of partners of the Company’s independent auditors on the Company’s engagement team as required by law;

●	prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of the Company’s independent auditor;

●	reviewing the Company’s annual and quarterly financial statements and reports, including the disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s periodic reports to be filed with the SEC and discussing the statements and reports with the Company’s independent auditors and management;

●	reviewing with the Company’s independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of the Company’s financial controls and critical accounting policies;

●	reviewing with management and the Company’s auditors any earnings announcements and other public announcements regarding material developments;

●	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding financial controls, accounting, auditing or other matters;

●	preparing the report that the SEC requires in the Company’s annual proxy statement;

●	reviewing and providing oversight of any related party transactions in accordance with the Company’s related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including the Company’s code of ethics;

●	reviewing the Company’s major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and

●	reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee charter.

The composition and function of the Audit Committee complies with all applicable requirements of the Sarbanes-Oxley Act, all applicable SEC rules and regulations and all applicable Nasdaq listing rules. The Company will comply with future requirements of the SEC, Nasdaq or other applicable authority to the extent they become applicable to the Company.

It is expected that following the Closing, the Audit Committee will establish a procedure whereby complaints or concerns regarding accounting, internal controls or auditing matters may be submitted anonymously to the Audit Committee by email.

Compensation Committee

In connection with the Closing, Mr. Burtnett was appointed the chair and member of the Compensation Committee, along with Mr. Pratt and Ms. Martins being appointed as members. The board of directors of the Company has determined that each of the members of the Compensation Committee satisfies the independence requirements of Nasdaq and is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act.

The functions of the Compensation Committee include, among other things:

●	reviewing and approving the corporate objectives that pertain to the determination of executive compensation;

●	reviewing and approving the compensation and other terms of employment of the Company’s executive officers;

●	reviewing and approving performance goals and objectives relevant to the compensation of the Company’s executive officers and assessing their performance against these goals and objectives;

●	making recommendations to the board of directors of the Company regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by the board of directors of the Company;

●	reviewing and making recommendations to the board of directors of the Company regarding the type and amount of compensation to be paid or awarded to the Company non-employee board members;

●	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

●	administering the Company’s equity incentive plans, to the extent such authority is delegated by the board of directors of the Company;

●	reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements and any other material arrangements for the Company’s executive officers;

●	reviewing with management the Company’s disclosures under the caption “Compensation Discussion and Analysis” in the Company’s periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

●	preparing an annual report on executive compensation that the SEC requires in the Company’s annual proxy statement; and

●	reviewing and evaluating on an annual basis the performance of the Compensation Committee and recommending such changes as deemed necessary with the board of directors of the Company.

The Compensation Committee may also, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

The composition and function of the Compensation Committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. The Company will comply with future requirements of the SEC, Nasdaq or other applicable authority to the extent they become applicable to the Company.

Nominating and Governance Committee

In connection with the Closing, Mr. Ramirez was appointed as the chair and member of the Nominating and Governance Committee, along with Mr. Monahan and Mr. Pratt being appointed as members. Therefore, the Nominating and Governance Committee comprises at least three directors, with all such directors meeting Nasdaq independence requirements, in accordance with Nasdaq standards. The Nominating and Governance Committee assists the board of directors by identifying and recommending individuals qualified to become members of the board. The Nominating and Corporate Governance Committee is responsible for evaluating the composition, size and governance of the board and its committees and making recommendations regarding future planning and the appointment of directors to the committees, establishing a policy for considering stockholder nominees to the board, reviewing the corporate governance principles and making recommendations to the board regarding possible changes; and reviewing and monitoring compliance with the Company’s Code of Business Conduct and Ethics.

Director Compensation

The Compensation Committee will determine the annual compensation to be paid to the members of the board of directors. Directors’ fees have yet to be determined but are expected to consist of an annual cash retainer, committee retainers and equity awards subject to time-based vesting. The Company anticipates that directors who also serve as an employee of the Company will not receive additional compensation for their service as a director.

Executive Compensation

The compensation for each of Legato II’s and Southland’s executive officers before the Closing is described in the Proxy Statement/Prospectus in the section entitled “Legato II and Southland Executive and Director Compensation Prior to the Business Combination” beginning on page 161, which information is incorporated herein by reference.

The general compensation programs of the Company’s executive officers after the Closing are described in the section of the Proxy Statement/Prospectus entitled “New Southland Executive and Director Compensation” beginning on page 169, which information is incorporated herein by reference. The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K under the section entitled “Executive Employment Agreements” is incorporated herein by reference.

The Incentive Plan was approved by the Company’s stockholders at the Meeting. A description of the Incentive Plan is set forth in the section of the Proxy Statement/Prospectus entitled “Proposal No. 5—The Incentive Plan Proposal” beginning on page 110 and is incorporated herein by reference. The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K under the section entitled “Incentive Plan” is also incorporated herein by reference. A copy of the complete text of the Incentive Plan is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

On February 14, 2023, the Company issued 173,333 restricted stock units to Mr. Gallarda pursuant to an award under the Incentive Plan. The restricted stock units will vest over a two-year period, with one-half (1/2) of the shares vesting on February 14, 2024 and the remaining shares vesting on February 14, 2025, based on Mr. Gallarda’s continuous employment with the Company or an affiliate. The restricted stock units were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, as applicable.

Certain Relationships and Related Transactions

Certain relationships and related party transactions are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions” beginning on page 175 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Legal Proceedings

From time to time, the Company and its subsidiaries may become involved in additional legal proceedings arising in the ordinary course of its business. The Company and its subsidiaries have been and continue to be involved in legal proceedings that arise in the ordinary course of business, the outcome of which, if determined adversely to the Company or any of its subsidiaries, would not individually or in the aggregate have a material adverse effect on the Company’s business, financial condition and results of operations.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information and Holders

Legato II’s Common Stock and Warrants were historically quoted on Nasdaq under the symbols “LGTO” and “LGTOW,” respectively. The Common Stock and Public Warrants will be listed on Nasdaq under the new trading symbols of “SLND” and “SLNDW,” respectively, on February 15, 2023.

As of the Closing Date and following the completion of the Business Combination, the Company had 44,407,831 shares of Common Stock issued and outstanding held of record by 47 holders and 14,385,500 Warrants outstanding held of record by 27 holders. Such numbers do not include Depository Trust Company participants or beneficial owners holding shares through nominee names.

Dividends

The Company has not paid any cash dividends on its Common Stock to date. The Company may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the board of directors and will depend on, among other things, the Company’s results of operations, financial condition, cash requirements, contractual restrictions and other factors that the board of directors may deem relevant. In addition, the Company’s ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness the Company or its subsidiaries incur. The Company does not anticipate declaring any cash dividends to holders of Common Stock in the foreseeable future.

Recent Sales of Unregistered Securities

The description of the issuances pursuant to the Merger Agreement and the transactions contemplated thereby, as set forth in Item 2.01 of this Current Report on Form 8-K, is incorporated herein by reference. The disclosure set forth below in Item 3.02 of this Current Report on Form 8-K concerning the issuance and sale by the Company of certain unregistered securities is incorporated herein by reference.

Information regarding unregistered sales of securities is set forth in Part II, Item 2 of Legato II’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2022.

Description of Registrant’s Securities

Authorized Capital Stock

The Company’s Second Amended and Restated Certificate of Incorporation (the “Second A&R Charter”) authorizes the issuance of 550,000,000 shares of capital stock, consisting of (i) 500,000,000 shares of Common Stock, par value $0.0001 per share, and (ii) 50,000,000 shares of preferred stock (the “Preferred Shares”), par value $0.0001 per share.

Common Stock

The Second A&R Charter provides that the Company has one class of Common Stock.

Preferred Stock

The Second A&R Charter provides that Preferred Shares may be issued from time to time in one or more series. The board of directors of the Company is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Company board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the board of directors of the Company to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management. We have no Preferred Shares outstanding at the date hereof. Although we do not currently intend to issue any Preferred Shares, we cannot assure you that we will not do so in the future.

Warrants

As of the Closing Date, there were 14,385,500 Warrants outstanding, consisting of 13,800,000 Public Warrants and 585,500 Private Placement Warrants.

Each whole Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Closing, except as described below. Pursuant to the Warrant Agreement, a Warrant holder may exercise its Warrants only for a whole number of shares of Common Stock. This means that only a whole Warrant may be exercised at any given time by a Warrant holder. The Warrants will expire five years after the Closing, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

No Public Warrants are exercisable for cash unless the Company has an effective and current registration statement covering the issuance of the Common Stock issuable upon exercise of the Public Warrants and a current prospectus relating to such Common Stock. At the time of its IPO, Legato II agreed that as soon as practicable following its initial business combination (such as the Business Combination would constitute), it would use its best efforts to file a registration statement under the Securities Act covering the issuance of the shares of Common Stock issuable upon exercise of the Public Warrants and use its best efforts to cause such registration statement to become effective and maintain the effectiveness of such registration statement and a current prospectus relating to those shares of Common Stock until the Warrants expire or are redeemed. Notwithstanding the foregoing, if a registration statement covering the issuance of the shares of Common Stock issuable upon exercise of the Public Warrants is not effective within 90 days following the Closing, holders of Public Warrants may, until such time as there is such an effective registration statement and during any period when the Company shall have failed to maintain such an effective registration statement, exercise Public Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the fair market value (as defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the trading day prior to the date of exercise.

Redemption of Warrants. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants:

●	in whole and not in part;

●	at a price of $0.01 per Warrant;

●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each Warrant holder;

●	if, and only if, the last reported sale price per share of Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading-day period commencing once the Warrants become exercisable and ending on the third trading day prior to the date on which the Company sends the notice of redemption to the Warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the issuance of the share(s) of Common Stock underlying such Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The Company does not intend to take any steps to notify holders of Warrants that such Warrants have become eligible for redemption except if it actually seeks to redeem the Warrants. In order to redeem the Warrants, the Company must provide 30 days’ prior written notice of redemption to each Warrant holder and have a current registration statement in effect with respect to the Common Stock underlying such Warrants. If the foregoing conditions are satisfied and the Company issues a notice of redemption, each Warrant holder can exercise his, her or its Warrant prior to the scheduled redemption date in accordance with the above. However, the price of the Common Stock may fall below the $18.00 trigger price (as adjusted) as well as the $11.50 Warrant exercise price (as adjusted) after the redemption notice is issued.

If the Company calls the Warrants for redemption as described above, the Company’s management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the fair market value by (y) the fair market value, as described above.

Exercise Limitations. A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Common Stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments. If the number of outstanding shares of Common Stock is increased by a stock dividend payable in Common Stock, or by a split-up of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of the Common Stock.

In addition, if the Company, at any time while the Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Common Stock on account of such Common Stock (or other shares of our capital stock into which the Warrants are convertible), then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event; provided, however, that the following would trigger an such an adjustment: (a) the anti-dilution adjustments described above with respect to stock dividends, split-ups and similar events; or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 per share (taking into account all of the outstanding shares of Common Stock at such time (whether or not any shareholders waived their right to receive such dividend) and as adjusted to appropriately to reflect any of the events referred to herein and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Common Stock issuable on exercise of each Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

The Warrant holders do not have the rights or privileges of holders of Common Stock or any voting rights until they exercise their Warrants and receive Common Stock. After the issuance of Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each Common Stock held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number of shares of Common Stock to be issued to the Warrant holder.

Indemnification of Directors and Officers

A description of the Company’s indemnification obligations in respect of its directors and officers is included in the Proxy Statement/Prospectus in the section entitled “Description of New Southland Capital Stock—Limitations on Liability and Indemnification of Officers and Directors” beginning on pages 179 of the Proxy Statement/Prospectus, which is incorporated herein by reference. The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K under the section entitled “Indemnification Agreements” is also incorporated herein by reference.

Financial Statements and Supplementary Data

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the issuances pursuant to the Merger Agreement and the transactions contemplated thereby, as set forth in Item 2.01 of this Current Report on Form 8-K, is incorporated herein by reference.

Information regarding unregistered sales of securities is set forth in Part II, Item 2 of Legato II’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2022.

Item 3.03 Material Modification to Rights of Security Holders.

On the Closing Date, the Company filed the Second A&R Charter with the Secretary of State of the State of Delaware. The material terms of the Second A&R Charter and the general effect upon the rights of holders of the Company’s capital stock are described in the sections of the Proxy Statement/Prospectus entitled “Proposal Nos. 2—The Charter Proposals” beginning on page 104 of the Proxy Statement/Prospectus, which information is incorporated herein by reference. A copy of the Second A&R Charter is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, upon the Closing, pursuant to the terms of the Merger Agreement, the Company adopted the Amended and Restated Bylaws (the “Bylaws”). A copy of the Bylaws is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The information set forth in the Introductory Note of this Current Report on Form 8-K and in the section entitled “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference herein.

In accordance with the terms of the Merger Agreement, and effective as of the Closing, each of Legato II’s officers and directors resigned as a member of Legato II’s board of directors and/or from each officer position previously held, as applicable, except that Gregory Monahan and Brian Pratt, two former directors of Legato II, became directors of the Company as of the Closing. These resignations were not a result of any disagreement between Legato II and the officers and directors on any matter relating to Legato II’s operations, policies or practices.

Incentive Plan

The information set forth under the heading “Incentive Plan” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Directors and Executive Officers

The information regarding the Company’s directors and executive officers set forth under the headings “Directors and Executive Officers” and “Executive Compensation” in Item 2.01 of this Current Report on Form 8-K, as well as the information set forth under the headings “Executive Employment Agreements” and “Merger Consideration Notes” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.06 Change in Shell Company Status

As a result of the Business Combination, which fulfilled the definition of a business combination as required by the Prior Charter, the Company ceased to be a shell company (as defined in Rule 12b-2 of the Exchange Act) as of the Closing. The material terms of the Business Combination are described in the Proxy Statement/Prospectus in the section entitled “Proposal No.1—The Business Combination Proposal—The Merger Agreement” beginning on page 67 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

On February 14, 2023, Legato II held the Meeting by means of live audio webcast, which was called to approve the proposals relating to the entry into and consummation of the transactions contemplated by the Merger Agreement. An aggregate of 24,736,053 shares of Common Stock, which represented a quorum of the outstanding common stock entitled to vote on the record date of January 24, 2023, were represented at the Meeting in person (which includes presence at the virtual meeting) or by proxy.

Legato II’s stockholders voted on the following proposals at the Meeting, each of which was approved and each of which is described in greater detail in the Proxy Statement/Prospectus:

The Business Combination Proposal – To approve and adopt the Merger Agreement, and the Transactions, including the Merger and the issuance of shares of Common Stock to the Southland Members in the Merger. The following is a tabulation of the votes with respect to this proposal, which was approved by Legato II’s stockholders:

For	Against	Abstain	Broker Non-Votes
24,519,067	3,216,386	600	0

The Charter Proposals – To approve amendments to the Prior Charter, to:

a. increase the number of authorized shares of Common Stock from 50 million shares to 500 million shares and increase the number of authorized shares of Preferred Stock from one million shares to 50 million shares. The following is a tabulation of the votes with respect to this proposal, which was approved by Legato II’s stockholders:

For	Against	Abstain	Broker Non-Votes
21,519,667	3,216,386	0	0

b. change Legato II’s name from “Legato Merger Corp. II” to “Southland Holdings, Inc.” The following is a tabulation of the votes with respect to this proposal, which was approved by Legato II’s stockholders:

For	Against	Abstain	Broker Non-Votes
21,519,667	3,216,386	0	0

c. remove the various provisions applicable only to special purpose acquisition companies that will no longer be applicable to Legato II after the consummation of the Transactions, including the elimination of Article VI. The following is a tabulation of the votes with respect to this proposal, which was approved by Legato II’s stockholders:

For	Against	Abstain	Broker Non-Votes
24,062,051	2	674,000	0

The Director Election Proposal — To elect seven directors to the board of directors of the Company serve following the consummation of the Transactions. The following is a tabulation of the votes with respect to each director elected at the Meeting:

Director	For	Withheld	Broker Non-Vote
Mario Ramirez	19,609,870	2,542,386	2,583,797
Michael “Kyle” Burtnett	19,609,870	2,542,386	2,583,797
Brian Pratt	22,152,256	0	2,583,797
Izilda “Izzy” Martins	19,609,870	2,542,386	2,583,797
Frankie “Frank” S. Renda	19,609,870	2,542,386	2,583,797
Walter Timothy “Tim” Winn	19,609,870	2,542,386	2,583,797
Gregory Monahan	22,152,256	0	2,583,797

The NASDAQ Proposal – To approve (a) the issuance of Legato II Common Stock in the Merger in an amount greater than 20% of the number of shares of Legato II Common Stock outstanding before such issuances and (b) the issuance of Legato II Common Stock resulting in a change of control of Legato II, as such approval is required by the rules of the Nasdaq Stock Market. The following is a tabulation of the votes with respect to this proposal, which was approved by Legato II’s stockholders:

For	Against	Abstain	Broker Non-Votes
21,519,065	3,216,388	600	0

The Incentive Plan Proposal – To approve the Incentive Plan. The following is a tabulation of the votes with respect to this proposal, which was approved by Legato II’s stockholders:

For	Against	Abstain	Broker Non-Votes
21,519,665	3,216,338	0	0

Because each of the foregoing proposals were approved and because Legato II and Southland did not anticipate requiring additional time to complete the Merger, the proposal to adjourn the Meeting to a later date or dates was not presented at the Meeting.

Item 8.01 Other Events

Any stockholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in the Company’s proxy materials for the 2024 Annual Meeting must be received by our corporate secretary at our principal executive offices no later than the close of business on October 4, 2023.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The following historical financial statements of Legato II and the related notes beginning on page F-2 of the Proxy Statement/Prospectus are incorporated herein by reference: (i) unaudited financial statements as of September 30, 2022 and for the three and nine month periods then ended and (ii) audited financial statements as of December 31, 2021 and for the period from July 14, 2021 (inception) through December 31, 2021.

The following historical financial statements of Southland and the related notes beginning on page F-38 of the Proxy Statement/Prospectus are incorporated herein by reference: (i) audited consolidated statements of operations, income equity and cash flows respectively for the years ended December 31, 2021, 2020 and 2019, (ii) audited consolidated balance sheets data as of December 31, 2021 and 2020, (iii) unaudited consolidated statements of operations, income equity and cash flows respectively for the three and nine months ended September 30, 2022, and (iv) unaudited consolidated balance sheet data as of September 30, 2022.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021, and the nine months ended September 30, 2022, is set forth in Exhibit 99.1 hereto and is incorporated by reference herein.

(d) Exhibits

Exhibit Index

Exhibit No.	Description
2.1+	Agreement and Plan of Merger, dated as of May 25, 2022, by and among Legato II, Merger Sub. and Southland (incorporated by reference to Exhibit 2.1 to Legato II’s Current Report on Form 8-K filed with the SEC on May 25, 2022).
3.1*	Second Amended and Restated Certificate of Incorporation of the Company, dated February 14, 2023.
3.2*	Amended and Restated Bylaws of the Company.
4.1***	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to Legato II’s Registration Statement on Form S-1, File No. 333-260816, filed on November 5, 2021).
4.2***	Warrant Agreement between American Stock Transfer & Trust Company and Legato II (incorporated by reference to Exhibit 4.1 to Legato II’s Current Report on Form 8-K filed on November 23, 2021).
4.3***	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to Legato II’s Registration Statement on Form S-1, File No. 333-260816, filed on November 5, 2021).
10.1***	Form of Letter Agreement from each of Legato II’s Initial Stockholders, officers and directors (incorporated by reference to Exhibit 10.1 to Legato II’s Registration Statement on Form S-1, File No. 333-260816, filed on November 5, 2021).
10.2***	Form of Stock Escrow Agreement between Legato II, the Initial Stockholders and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.1 to Legato II’s Registration Statement on Form S-1, File No. 333-260816, filed on November 5, 2021).
10.3*	Southland Holdings, Inc. 2022 Equity Incentive Plan.
10.3.1*	Form of Incentive Stock Option Award Agreement under 2022 Equity Incentive Plan.
10.3.2*	Form of Non-Qualified Stock Option Award Agreement under 2022 Equity Incentive Plan.
10.3.3*	Form of Restricted Stock Award Agreement under 2022 Equity Incentive Plan.
10.3.4*	Form of Restricted Stock Unit Award Agreement under 2022 Equity Incentive Plan.
10.3.5*	Form of Stock Appreciation Right Award Agreement under 2022 Equity Incentive Plan.
10.4***	Form of Lock-Up Agreement, dated as of May 25, 2022, by and between Legato II and certain Southland Members (incorporated by reference to Exhibit 10.1 to Legato II’s Current Report on Form 8-K filed on May 25, 2022)
10.5*	Amended and Restated Registration Rights Agreement, dated as of February 14, 2023, by and between the Company, certain Southland Members, the Initial Stockholders and EBC).
10.6.1*	Employment Agreement, dated as of February 14, 2023, by and between the Company and Frank S. Renda.
10.6.2*	Employment Agreement, dated as of February 14, 2023, by and between the Company and Walter Timothy “Tim” Winn.
10.6.3*	Employment Agreement, dated as of February 14, 2023, by and between the Company and Rudolph “Rudy” V. Renda.
10.6.4*	Employment Agreement, dated as of February 14, 2023, by and between the Company and Cody Gallarda.
10.7.1***	Promissory note, dated November 30, 2016, to Rudolph V. Renda (incorporated by reference to Exhibit 10.13 of Legato II’s Proxy Statement/Prospectus (File No. 333-267393) filed with the SEC on October 27, 2022).
10.7.2***	Promissory Note, dated November 30, 2016, to Frank S. Renda (incorporated by reference to Exhibit 10.14 of Legato II’s Proxy Statement/Prospectus (File No. 333-267393) filed with the SEC on October 27, 2022).
10.7.3***	Promissory Note, dated November 30, 2018, to Rudolph V. Renda (incorporated by reference to Exhibit 10.15 of Legato II’s Proxy Statement/Prospectus (File No. 333-267393) filed with the SEC on October 27, 2022).
10.7.4***	Promissory Note, dated November 30, 2018, to Frank S. Renda (incorporated by reference to Exhibit 10.16 of Legato II’s Proxy Statement/Prospectus (File No. 333-267393) filed with the SEC on October 27, 2022).
10.8*	Form of Indemnification Agreement.
10.9*	Form of Merger Consideration Note.
10.10*	Letter Agreement.
10.11*	Form of Underwriter Note.
10.12*	Form of Non-Redemption Agreement.
21.1***	List of subsidiaries of the Company (incorporated by reference to Exhibit 21.1 of Legato II’s Proxy Statement/Prospectus (File No. 333-267393) filed with the SEC on October 27, 2022).
99.1*	Company unaudited pro forma condensed combined balance sheet as of September 30, 2022 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 and the nine months ended September 30, 2022.
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107*	Calculation of Registration Fee Table

+	Schedule and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). Legato II agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.
*	Filed herewith.
***	Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2023		SOUTHLAND HOLDINGS, INC.

	By:	/s/ Frank S. Renda
Name: Frank S. Renda
Title: President and Chief Executive Officer